                                                                    EXHIBIT 11.1

                                 ENTREMED, INC.
                     COMPUTATION OF EARNINGS PER SHARE (1)


                                                                                                       THREE MONTH
                                                                 YEAR ENDED DECEMBER 31,               PERIOD ENDED
                                                                                                        MARCH 31,
                                 ----------------------------------------------------------------------------------------
                                                                                                 ------------------------
                                    1991        1992         1993         1994         1995         1995         1996
                                 ----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                                                       (UNAUDITED)
Weighted average common and
 common equivalent shares
 outstanding during the
 period........................   1,000,000    2,330,000    3,980,899    4,712,776    5,485,763    5,151,030    6,460,717
Effect of common stock issued
 and stock options and warrants
 granted subsequent to April
 12, 1995 computed in
 accordance with the treasury
 stock method as required by
 the SEC (2)...................   2,001,153    2,001,153    2,001,153    2,001,153    1,786,180    2,001,153      851,318
                                 ----------  -----------  -----------  -----------  -----------  -----------  -----------
  Total common and common
   equivalent shares...........   3,001,153    4,331,153    5,982,052    6,713,929    7,271,943    7,152,183    7,312,035
                                 ----------  -----------  -----------  -----------  -----------  -----------  -----------
                                 ----------  -----------  -----------  -----------  -----------  -----------  -----------
Net loss.......................  $  (23,873) $(1,401,567) $(6,238,856) $(5,114,456) $(7,708,219) $(2,046,460) $(1,675,407)
                                 ----------  -----------  -----------  -----------  -----------  -----------  -----------
                                 ----------  -----------  -----------  -----------  -----------  -----------  -----------
Net loss per share.............  $    (0.01) $     (0.32) $     (1.04) $     (0.76) $     (1.06) $     (0.29) $     (0.23)
                                 ----------  -----------  -----------  -----------  -----------  -----------  -----------
                                 ----------  -----------  -----------  -----------  -----------  -----------  -----------
Pro forma net loss per share
 (3)...........................                                                     $     (0.83)              $     (0.18)
                                                                                    -----------               -----------
                                                                                    -----------               -----------
Pro forma weighted average
 number of shares outstanding
 (3)...........................                                                       9,271,943                 9,312,035
                                                                                    -----------               -----------
                                                                                    -----------               -----------


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(1)  All  share information has been adjusted to reflect a two-for-three reverse stock split.

(2) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, Common and Preferred Stock issued and stock options and warrants grants at prices below the assumed initial public offering price of $15.00 per share during the 12-month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented using the treasury stock method.


(3) Pro forma net loss per share and weighted average shares outstanding for the year ended December 31, 1995 and the three month period ended March 31, 1996 give effect to the automatic conversion of 3,000,000 outstanding shares of Preferred Stock into 2,000,000 shares of Common Stock on the date of this Prospectus.